Exhibit 99.1

Contact:

EnteroMedics Inc.

Greg S. Lea

(651) 789-2860

ir@enteromedics.com

ENTEROMEDICS ELECTS JON T. TREMMEL TO BOARD OF DIRECTORS

ST. PAUL, Minn., January 28, 2009 – EnteroMedics Inc., (NASDAQ: ETRM), the developer of medical devices using neuroblocking technology to treat obesity, its associated co-morbidities, and other gastrointestinal disorders, today announced the election of Jon T. Tremmel to the Company’s Board of Directors. Mr. Tremmel has almost 30 years of leadership experience as an executive at Medtronic, Inc. where he oversaw the successful design, development and commercial launch of a number of new medical and neuromodulation devices.

“We are very pleased to have Jon join the EnteroMedics Board of Directors,” commented President and CEO Mark B. Knudson, Ph.D. “His previous leadership roles in the medical device industry are extensive and Jon’s highly relevant neuromodulation domain experience will be a great addition to the board of our Company. We look forward to his contribution to the development and commercialization of VBLOC Therapy.”

Over the course of his career at Medtronic, Mr. Tremmel served in a variety of senior management positions, including President of the Neurological Division, President of the Physio Control Division, President of the Tachyarrhythmia Management Division and President of the Interventional Vascular Division. Mr. Tremmel currently serves as a Board Member for a number of corporate and civic organizations. He received his Master’s Degree in Business Administration (MBA) from the University of Minnesota and a Master’s in Engineering from Boston University, in addition to earning his Bachelor of Science (B.S.) in Business & Engineering from the University of Minnesota.

About EnteroMedics Inc.

EnteroMedics is a development stage medical device company focused on the design and development of devices that use neuroblocking technology to treat obesity and other gastrointestinal disorders. EnteroMedics’ proprietary neuroblocking technology, VBLOC™ vagal blocking therapy, is designed to intermittently block the vagus nerves using high-frequency, low-energy, electrical impulses. EnteroMedics has met its enrollment goal under an FDA-approved Investigational Device Exemption (IDE) for the EMPOWER Study using the Maestro™ System, its initial product for the treatment of obesity. EnteroMedics is currently recruiting patients outside of the United States for a feasibility study examining VBLOC Therapy’s effects on blood glucose levels in diabetic patients. For more information, visit www.enteromedics.com.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements about EnteroMedics Inc. Our actual results could differ materially from those discussed due to known and unknown risks, uncertainties and other factors including our limited history of operations, our losses since inception and for the foreseeable future; our lack of regulatory approval for our Maestro™ System for the treatment of obesity; our inability to complete our EMPOWER pivotal trial and other clinical trials, or significant delays in the completion of our clinical trials; our ability to timely commercialize our Maestro System; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for any modifications to our Maestro System; physician adoption of our Maestro System and VBLOC™ vagal blocking therapy; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; potential healthcare fraud and abuse claims; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in the Company’s Form 10-K dated March 13, 2008. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Caution-Investigational device. Limited by Federal law to investigational use.

The implantation procedure and usage of the Maestro™ System carry some risks, such as the risk generally associated with laparoscopic procedures and those related to treatment as described in the EMPOWER clinical trial informed consent.

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